UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2012

Booz Allen Hamilton Holding Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34972	26-2634160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 902-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Booz Allen Hamilton Holding Corporation ("Booz Allen"), the parent company of management and technology consulting firm Booz Allen Hamilton Inc., today announced that the company's management is exploring, subject to continuing management review and to further consideration and ultimate approval by the company's Board of Directors, the possible refinancing of approximately $959 million of indebtedness outstanding under its senior secured credit facilities with funded debt under new senior secured credit facilities of up to $1.75 billion. The new senior secured credit facilities would also be expected to include a revolving credit facility of approximately $500 million. The net proceeds remaining after refinancing existing indebtedness, together with cash on hand of up to approximately $260 million, would be expected to be used, subject to continuing management review and to further consideration and ultimate approval by the company's Board of Directors, principally to pay a special dividend to the stockholders of Booz Allen in an amount up to approximately $1 billion. Booz Allen is exploring this potential refinancing and use of proceeds in connection with the ongoing evaluation of its capital structure and deployment, taking into account a currently favorable credit environment.

In connection with the proposed refinancing, Booz Allen intends to provide potential financing sources with an information memorandum containing certain unaudited Consolidated EBITDA information, as defined in the company's existing credit agreement, for Booz Allen Hamilton Inc. for the fiscal years ended March 31, 2010, 2011 and 2012 which has not been previously publicly reported by Booz Allen. Such information is contained in Exhibit 99.1 to this report and is incorporated herein by reference. The refinancing is currently expected to close, subject to market conditions and to ultimate consideration and approval by the company's Board of Directors, on or about July 31, 2012. If consummated, the terms of the refinancing will be disclosed upon completion. For the avoidance of doubt, the consummation of the refinancing and payment of any dividends is subject to further consideration and ultimate approval by the company's Board of Directors.

Item 9.01 Financial Statements and Exhibits.

99.1 Consolidated EBITDA Calculation

Forward Looking Statements

This report contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). These statements express Booz Allen's current expectation of future events or its future performance and do not relate directly to historical or current events. As such, Booz Allen's future actions and related results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this report, possibly to a material degree. Booz Allen can offer no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals will be realized. Specifically, the refinancing and payment of a special dividend described in this report are contingent upon, among other things, approval by the company's Board of Directors, and Booz Allen can offer no assurance that either of these proposed transactions will be approved by the company's Board of Directors or consummated on the terms or within the timeframe that Booz Allen currently contemplates, if at all. All forward-looking statements included in this report speak only as of the date made, and, except as required by law, Booz Allen undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

July 11, 2012	By:	Robert S. Osborne

Name: Robert S. Osborne
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Consolidated EBITDA Calculation